AMENDED AND RESTATED

                          SECURITY AGREEMENT

                            BY AND BETWEEN

                 ELECTRONIC TRANSACTIONS & TECHNOLOGIES

                         AND THOMAS S. HUGHES,

                                  AND

                                ECONNECT



eConnect, a Nevada corporation ("Secured Party"), and Electronic

Transactions & Technologies, a Nevada corporation and Thomas S.

Hughes (collectively, "Debtor") agree as follows:



1.  GRANT OF SECURITY INTEREST.



1.1  The Debtor, jointly and severally, hereby grant to the

Secured Party a security interest in shares of common stock in

Secured Party owned by Debtor in the amount of 9,400,000 as

collateral security for:



1.1.1  The satisfaction and the prompt and full performance of all of Debtor's obligations under that certain Promissory Note of even date herewith in the principal amount of Three Million Eight

Hundred Fifty-Seven Thousand Nine Hundred Eleven Dollars

($3,857,911) plus interest at the legal rate of ten percent (10%)

annually beginning July 1, 1999 (March 31, 2000 for the sum of

One Million Twenty-One Thousand Five Hundred Dollars

($1,021,500)) ("Note"), as the Note may be amended, modified, or extended from time to time (including, without limitation, the obligation to make payments of principal and interest thereon);

and



1.1.2  The full, faithful, true and exact performance and

observance of all of the obligations, covenants and duties of

Debtor under this Security Agreement, as the same may be amended,

modified, or extended from time to time.



2.  DEFAULT.  Any of the following events shall constitute an event of default hereunder:



2.1  The failure by Debtor to make full and timely payment when due of any sum as required to be paid to Secured Party under the

Note after any applicable notice of non-payment provided for in the Note has been given, and any period within which to cure the non-payment has elapsed, if applicable.  A true and correct copy of the Note is attached hereto as Exhibit C and incorporated herein by this reference.



2.2  The failure by Debtor to fully and timely perform any

covenant, agreement, obligation or duty imposed on Debtor by this

Security Agreement or any other agreement by and between Debtor and Secured Party now existing or hereinafter made.



2.3  The filing by Debtor of any petition, or commencement by

Debtor of any proceeding, under the Bankruptcy Act or any state insolvency law.



2.4  The making by Debtor of any general assignment for the

benefit of creditors.



2.5  The filing of any petition, or commencement of any

proceeding, under the Bankruptcy Act or any state insolvency law,

against Debtor, or the appointment of any receiver or trustee,

which petition, proceeding or appointment is not fully and

completely discharged, dismissed or vacated within sixty (60)

days.



2.6  Any warranties made by Debtor are untrue in any material respect, or any schedule, statement, report, notice, or writing furnished by Debtor to the Secured Party are untrue in any

material respect on the date as of which the facts set forth are stated or certified.



3.  INSPECTION OF RECORDS.   Secured Party shall have the right

without notice to inspect all financial books, records and

reports of Debtor at Debtor's premises or wherever the same may be maintained during normal business hours.



4.  REMEDIES UPON DEFAULT.



4.1  Upon the occurrence of an event of default, in addition to any and all other remedies at law or in equity available to

Secured Party, Debtors hereby authorize and empower Secured

Party, at Secured Party's option and without notice to Debtor,

except as specifically provided herein (and, to the extent

necessary, hereby irrevocably appoint Secured Party as Debtor's attorney-in-fact for such purposes):



4.1.1  To require Debtor to assemble any and all of the

Collateral and make the same available to Secured Party at the premises wherein the same is located, or any other place

designated by Secured Party; Secured Party may enter upon any premises where any of the Collateral is located and may take possession of the same without judicial process and without the need to post any bond or security as an incident thereto; and



4.1.2  To sell, assign, transfer and deliver the whole or any part of the Collateral on any securities market on which the

Collateral is trading, at such prices and upon such terms as are commercially reasonable, given the nature of the Collateral and the market therefor, with or without warranties, demand for

performance, protest, notice of protest, or notice of dishonor except as set forth herein, any other such advertisement,

presentment, demand or notice being expressly waived by Debtors to the extent permitted by law.  At any public sale or sales of the Collateral, Secured Party or Secured Party's assigns may bid for and purchase all or any party of the Collateral offered for sale and upon compliance with the terms of such sale, may hold,

exploit and dispose of such Collateral discharged from all claims of Debtor, except to the extent that Debtor have rights in the proceeds of such sale or sales, and free from any right or

redemption, all of which are hereby expressly waived and

released, and may in paying the purchase price thereof, in lieu of cash assignment at the face amount thereof, together with any interest accrued thereon, all or any part of unpaid principal or interest or both, payable under the Note.



4.2  In the event of any such sale by Secured Party of all or any of said Collateral on credit, or for future delivery, such

property so sold may be retained by Secured Party until the

selling price is paid by the purchaser.  Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold.  In case of any such failure, said Collateral may be again, and from time to time,

sold.



4.3  In the event of any such sale or disposition, the proceeds thereof shall be applied first to the payment of the expenses of the sale, commissions, actual attorneys' fees, and all other charges paid or incurred by Secured Party in taking, holding,

selling , advertising, or otherwise preparing such Collateral for sale or otherwise in connection with maintaining the security of such Collateral, including any taxes or other charges imposed by law upon the Collateral and/or the ownership, holding or transfer thereof; secondly, to pay, satisfy and discharge all indebtedness of Debtor to Secured Party secured hereby then due and payable pursuant to the Note; thirdly, to the extent that Debtor may still have monetary obligations to Secured Party not yet due and payable, Secured Party may retain any surplus as collateral for the payment of such sums when due; and fourthly, if all of the secured obligations are then discharged and satisfied, to pay the surplus, if any, to Debtor.  Secured Party shall look only to the assets of the business then operated and/or owned by Debtor to satisfy any and all claims, defaults or breaches regarding the

Note and shall not in any event, look to any other assets of

Debtor to satisfy same.



4.4  Secured Party shall not be liable or responsible for

safeguarding the Collateral, or any portion thereof, or

maintaining the condition thereof, or for any loss or damage thereto and diminution in value of the Collateral either through loss or non-collection.  Secured Party shall not be liable or responsible for any act or default of any carrier or warehouseman or of any other person, other than that occasioned by the gross negligence and willful misconduct of Secured Party.



5.  REPRESENTATIONS AND WARRANTIES.  Debtor represents and

warrants that this Security Agreement has been duly and validly authorized, executed and delivered by Debtor and constitutes a valid and binding agreement, enforceable in accordance with its terms, and the execution and delivery of this Security Agreement do not violate, or constitute a default (with or without the giving of notice, the passage of time, or both) under any order,

judgment, agreement, contract, or instrument to which Debtor are a party or by which Debtor are affected or may be bound.  Debtor represents that Debtor will at all times maintain the Collateral in good state of repair and condition consistent with good

business practice, will pay any and all taxes thereon or

applicable thereto prior to delinquency.



6.  INDEMNITY.  In the case of any adverse claim with respect to the Collateral or any portion thereof arising out of any act done, or permitted or acquiesced in by Debtor, Debtor indemnifies and agrees to hold Secured Party harmless from and against any and all claims,

losses, liabilities, damages, expenses, costs and actual

attorneys' fees incurred by Secured Party in or by virtue of exercising any right, power or remedy of Secured Party hereunder or defending, protecting, enforcing or prosecuting the security interest hereby created.  Any such loss, cost, liability, damage or expense so incurred shall be repaid upon demand by Secured

Party and until so paid shall be deemed a secured obligation hereunder.



7.  NO WAIVER BY SECURED PARTY.  Any forbearance, failure, or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power, or

remedy, and any single or partial exercise of any right, power,

or remedy of Secured party shall not preclude the later exercise of any other right, power, or remedy, each of which shall

continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing,

executed by Secured Party.



8.  EFFECTIVENESS OF AGREEMENT.  This Security Agreement and

Debtors' duties and obligations and Secured Party's powers to dispose of the Collateral, and all other rights, powers and remedies granted to Secured Party hereunder shall remain in full force and effect until Debtor has satisfied and discharged all of Debtor's

obligations to Secured Party secured thereby.



9.  WAIVER BY DEBTOR.  All provisions of law, in equity and by statute providing for providing for, relating to, or pertaining to pledges or security interests and the sale of pledged property or property in which a security interest is granted, or which prescribe, prohibit, limit or restrict the right to, or

conditions, notice or manner of sale, together with all

limitations of law, in equity, or by statute, on the right of attachment in the case of secured obligations, are hereby

expressly waived by Debtor to the fullest extent Debtor may

lawfully waive same.



10.  RELEASE OF COLLATERAL.  Upon payment in full by Debtor, in lawful money of the United States of America, to Secured Party at the address set forth in the Note of all amounts secured hereby,

and performance of all other obligations of Debtor under this

Security Agreement, together with any interest thereon and any costs and expenses incurred by Secured Party in the enforcement of this Security Agreement or of any of Secured Party's rights hereunder, or in the enforcement of any other agreements (whether heretofore or hereafter entered into) between Debtor and Secured

Party, or any of the rights of Secured Party thereunder, and upon the request of Debtor therefor, Secured Party will deliver to

Debtor, at Debtor's sole cost and expense, such termination

statements and such other documents of release, reconveyance and reassignments as shall be sufficient to discharge Debtor of the liabilities secured hereby and to terminate and release the

security interest in the Collateral created hereby.



11.  MISCELLANEOUS.



11.1  This Security Agreement and all of the rights and duties in connection herewith shall be governed by and construed in

accordance with the laws of the State of California.



11.2  This Security Agreement and all of its terms and provisions shall be binding upon the heirs, successors, transferees and assigns of each of the parties hereto.



11.3  In the event any portion of this Security Agreement is held invalid, the remaining portions shall remain in full force and effect as if that invalid portion had never been a part hereof.



11.4  In the event litigation is commenced to enforce or

interpret this Security Agreement, or any provision hereof, the prevailing party shall be entitled to recover its actual costs and attorneys' fees.



11.5  This Security Agreement may be amended only by written consent of each of the parties hereto.



11.6  Any and all notices, demands, requests, or other

communications required or permitted by this Security Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Security Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed to the party at the address herein appearing.



11.7  This Security Agreement constitutes the entire security agreement between the parties pertaining to the subject matter contained herein and supercedes all prior and contemporaneous agreements, representations and understandings of the parties.

No waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute a waiver of any other

provision, whether or not similar, nor shall any waiver

constitute a continuing waiver.  No waiver shall be binding

unless executed in writing by the party making the waiver.



11.8  This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an

original, but all of which together shall constitute one and the same instrument.  The exhibits attached hereto are made a part hereof and incorporated herein.



11.9  Nothing in this Security Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Security Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Security Agreement intended to relieve or

discharge the obligations or liability of any third persons to any party to this Security Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Security Agreement.



11.10  Each party's obligations under this Security

Agreement is unique.  If any party should default in its

obligations under this Security Agreement, the parties each

acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition any other available rights or remedies, may sue in

equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.



11.11  All representations, warranties and agreements of the parties contained in this Security Agreement, or in any

instrument, certificate, opinion or other writing provided for in it, shall survive the completion of all acts contemplated herein.



11.12  Whenever the context of this Security Agreement requires,

the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.



11.13  As used herein, the word "days" shall refer to calendar day, including holidays, weekends, non-business days, etc.



11.14  The captions contained herein do not constitute part of this Security Agreement and are used solely for convenience and shall in no way be used to construe, modify, limit otherwise affect this Security Agreement.



IN WITNESS WHEREOF, this Security Agreement is executed on March

31, 2000 at San Pedro, California.



Debtor:



Electronic Transactions & Technologies





By: /s/  Thomas S. Hughes

Thomas S. Hughes, President





/s/  Thomas S. Hughes

Thomas S. Hughes, an individual





Secured Party:



eConnect





By: /s/  Thomas S. Hughes

Thomas S. Hughes, President